                                                                   EXHIBIT 10.13

                            JOINT VENTURE AGREEMENT


     THIS JOINT VENTURE AGREEMENT, together with all appendices and exhibits hereto ("Agreement") is made the __th day of February, 1995, by and among GENERAL TSUSHIN KOGYO KABUSHIKI KAISHA, a Japanese corporation having its principal place of business at S&S Building, 6-36 Shin Ogawa-machi, Shinjuku-ku, Tokyo 162 Japan (hereinafter referred to as "GTC"), MTC TELEMANAGEMENT CORPORATION, an American corporation having its principal place of business at 1304 Southpoint Boulevard, Petaluma, CA 94954 U.S.A. (hereinafter referred to as "MTC") and ASSOCIATED STRATEGIC ALLIANCE PARTNERS, an American corporation having its principal address at 242 Pinehurst Avenue, Los Gatos, CA 95032 U.S.A. (hereinafter referred to as "ASAP").


                              W I T N E S S E T H:

     WHEREAS, GTC has been engaged in the sales and installation of telecommunications products and services;

     WHEREAS, MTC has been engaged in the business of developing, producing and distributing unique, technology-based telecommunication products and services;

     WHEREAS, ASAP has been engaged in the business of facilitating new market development by coordinating relations between American and Japanese business partners;

     WHEREAS, GTC, MTC and ASAP wish to establish the Joint Venture Company (hereinafter referred to as "NEWCO") under the laws of Japan in order to actively expand the business of telemanagement products and services in the country of Japan.

     NOW, THEREFORE, the parties hereto agree as follows:

Article   1.  Organization of the New Company

     1. Promptly after the effective date hereof, GTC, MTC and ASAP shall cause a new company to be organized as a Kabushiki Kaisha under the Commercial Code of Japan. NEWCO shall be known in the Japanese language as "MTC Japan Kabushiki Kaisha and in English as "MTC Japan, Ltd."

     2. The Articles of Incorporation for NEWCO shall be in both the Japanese and English languages, attached herewith as Exhibit A.

     3. The authorized capital of NEWCO shall be forty million yen((Yen)40,000,000). The initial paid-in capital of NEWCO shall be ten million ((Yen) 10,000,000). All shares to be issued by NEWCO shall be non-bearer common shares having a par value of fifty thousand yen ((Yen)50,000). As the contribution to the initial capital of NEWCO, (i) GTC shall subscribe to ( * )
( * ) shares, which shall represent ( * ) percent ( * ) of the shares to be issued upon incorporation, by paying ( * ) yen ((Yen) * ), (ii) MTC shall subscribe to (ninety) (90) shares, which shall represent (forty five) percent (45%) of the shares to be issued upon incorporation, by paying (four million, five hundred thousand) yen ((Yen) 4,500,000), and (iii) ASAP shall subscribe to ( * ) ( * ) shares, which shall represent ( * ) percent ( * %) of the shares to be issued upon incorporation by paying ( * ) yen ((Yen) * ). GTC, MTC and ASAP shall make payment in full for their respective shares in conformity with GTC's instructions on the bank or banks to which such payment shall be made and on the time limit for such payment.

     4. The parties hereby agree to notify NEWCO of their intention not to receive and hold their respective share certificates of NEWCO in accordance with the Commercial Code of Japan.

     5. GTC shall prepare any and all such documents as shall be required for the incorporation of NEWCO, and MTC and ASAP shall, in conformity with GTC's instructions promptly execute of cause to execute any such document as shall require execution by MTC and ASAP and/or their nominees, respectively.

Article 2.  Object and Purposes of NEWCO

     The business activities of NEWCO shall be to:

     (1) Manufacture and distribute telecommunication equipment and telemanagement products and services;

     (2) Distribute telemanagement products and services in Japan and the other countries of Asia;

     (3) Manufacture telemanagement products for distribution in Japan and the other countries of Asia;

     (4) Act as an MTC sales distributor in Japan and the other countries of Asia; and

     (5) Act as an MTC hardware manufacturer and distributor in Japan.

* Confidential treatment requested; omitted portion filed separately with the Commission.

Article 3.  Certain Restrictions upon the Activities of GTC, MTC and ASAP

     During the term of this Agreement, and for a period of two years after the termination of this Agreement, the parties, and their respective employees, shall not directly or indirectly, engage in, invest in or perform any business competitive with the business performed by NEWCO, without the prior written approval of MTC.

Article 4.  Directors and Auditor(s) of NEWCO

     1. The total number of directors of NEWCO shall consist of five (5) persons. GTC shall nominate two (2) persons, MTC shall nominate two (2) directors and ASAP shall nominate one (1) director.

     The parties hereto agree to exercise their voting rights to elect the directors so nominated.

     2. The statutory auditor(s) of NEWCO shall be as many as two (2) person(s), one to be nominated by GTC, and one to be nominated by MTC. The parties agree to exercise their respective voting rights to elect the person(s) so nominated as statutory auditor(s).

     3. Should the position of any director or statutory auditor become vacant, however occasioned, the parties hereto agree to cause their respective voting rights exercised to elect a director or statutory auditor nominated by the party who nominated the preceding director or statutory auditor.

     4. If and when any of the parties hereto intends to exercise its voting right by proxy at any general meeting of shareholders of NEWCO, it shall appoint any shareholder of NEWCO as its proxy.

Article 5.  Staff of NEWCO

     1. By the joint appointment of GTC and MTC, NEWCO's Board of Directors shall appoint, Mr. Steve Weiner as ("President and Representative Director) and Mr. Ikuo Kimura as a representative director.

     2. During the initial period, staff support in Japan shall be provided by GTC and dedicated product support shall be provided from the USA by MTC and its affiliated companies in accordance with the terms of this Agreement.

     3. Any and all such matters relating to the staffing of NEWCO as are not provided for herein shall be separately agreed upon in writing by the Board of Directors at a Board Meeting of NEWCO.

Article 6.  Financing of NEWCO

     1. The parties hereto shall make all reasonable efforts to cause NEWCO to operate on a self-supporting basis.

     2. If and when NEWCO requires additional funds for its operation, the Board of Directors of NEWCO shall direct the representative directors to arrange commercial lines of credit sufficient to finance NEWCO's on-going operations.
In addition, GTC and MTC shall negotiate in good faith the terms and conditions upon which GTC and MTC will provide an initial credit facility to NEWCO as set forth in Exhibit B attached hereto. If such credit facility or other financing arranged by NEWCO shall be insufficient then each of the parties hereto may provide additional financing to NEWCO on terms and conditions to be agreed.

     3. Unless otherwise agreed upon in advance by the parties hereto in writing, the parties shall consult with each other to determine the initial annual budget of NEWCO and sales planning therefor. Subsequent annual budgets and sales planning will be determined and agreed upon prior to the commencement of each of NEWCO's fiscal years.

Article 7.  Certain Actions by NEWCO

     1. The unanimous written consent of GTC, MTC and ASAP shall be required for any of the actions set forth below of NEWCO:

          (1)  Changes in the Articles of Incorporation of NEWCO;

          (2)   The amount of remuneration of directors and statutory auditors;

          (3)   Payment of dividends;

          (4)   Approval of any financial statement for each fiscal year period;
          and

          (5) Acquisition, transfer (including the imposition of liens thereon) or disposition of any patents, design patents, trademarks or other intellectual property.

          2. As for any of the actions referred to in the preceding paragraph for which the unanimous written consent of GTC, MTC and ASAP has been given and for which a resolution of either the general meeting of shareholders or the Board of Directors is required, the parties hereto shall exercise their voting rights as the shareholders or, as the case may be, shall cause their respective nominee directors to exercise their voting rights to adopt the resolution concerned in conformity with the action for which the unanimous consent of GTC, MTC and ASAP was given.

          3. Any other actions by NEWCO shall be made after the resolution of a Board Meeting or a Shareholder's Meeting, as appropriate, adopted pursuant to the Commercial Code and the Articles of Incorporation.

Article 8.  Management of NEWCO

          1. The President and Representative Director of NEWCO, as jointly appointed by GTC and MTC, shall have principal responsibility for the management and business affairs except for all the actions set forth in Paragraph 1 of
Article 7.

          2. The Board of Directors of NEWCO shall have authority to decide the matters set forth in Paragraph 1 of Article 245 of the Commercial Code except for all the actions set forth in Paragraph 1 of Article 7 and the President and Representative Director shall have authority to perform such matters in accordance with the resolution of the Board of Directors, provided, however, that the President and Representative Director shall have authority to decide and perform any other business and management activities other than Paragraph 1 of Article 245 of the Commercial Code.

          3. If any director nominated by the parties hereto performs any business activity without authorization, the party hereto who nominated such a director shall indemnify, defend and hold NEWCO, its agents, employees and clients harmless from any loss damage, liability, claim, cost or expense (including reasonable attorney's fees) incurred as a result of such unauthorized act.

Article 9.  Board of Directors

          1. Except for all the actions set forth in Paragraph 1 of Article 7 hereof and in the Commercial Code and Articles of Incorporation, resolution of the Board of Directors shall be adopted by a vote of four-fifths (4/5) of all directors. The President and Representative Director shall be the Chairman of the Board of Directors.

          2. If the Board of Directors has reached a deadlock concerning a proposed resolution, the Chairman shall make his best efforts to reach unanimous approval to either adopt or reject the resolution concerned.

          3. Notice of the convening of a meeting of the Board of Directors shall be dispatched to each director not less than forty-five (45) days prior to the date of such meeting. The period of notice may be shortened or the notice may be dispensed with for a particular meeting by the unanimous consent of all of the directors.

Article 10.  Records and Books of NEWCO

          1. NEWCO shall prepare records and books of accounts in accordance with the laws, regulations and accounting rules of Japan and shall preserve these at the office of NEWCO.

          2. The parties hereto shall have the right, at their sole expense, to designate a certified public accountant to audit NEWCO's records and books once a year.

          3. The fiscal year period of NEWCO shall commence on the 1st of January of each year and end on the 31st day of December of the same year, provided however, that the first fiscal year period of NEWCO shall commence on the day of its incorporation until the 31st day of December, 1995.

Article 11.  Transfer of Shares of NEWCO

          1. Without the prior written consent of MTC and GTC, the parties shall not transfer, pledge or otherwise encumber of dispose of any of its shares of NEWCO.

Article 12.  Prohibition of Assignment of Rights and Duties

          This Agreement or any of the rights or duties hereunder may not be assigned by the parties hereto without the prior written consent of MTC and GTC.

Article 13.  Use of Trade Mark

          MTC has given permission to NEWCO to use and modify, subject to prior approval, the "MTC" marks for business promotion during the term of this Agreement.

Article 14.  Notices

          1. Any notice or other communication required or permitted to be given or made under this Agreement, shall be in writing and may be given by electronic mail, facsimile or registered airmail addressed to the party concerned at the address of such party or by delivery to the addressee at such address as shown on Page 1 of this Agreement. Any notice given by registered mail shall be deemed to have been served seven (7) days after the date of postmark, and any notice given by other manners shall be deemed to have been serviced twenty-four (24) hours after date of transmission.

          2. If and when the parties hereto respectively shall hereafter change address as shown on Page 1, written notice shall be promptly given to that effect to the other parties.

Article 15.  Modification

          Any of the provisions of this Agreement may be modified by an instrument duly executed by the authorized representatives of the parties hereto.

Article 16.  Effective Date, Duration and Termination of this Agreement

          1. This Agreement shall become effective upon the date of the last of all approvals of this Agreement by the Board of Directors of any of the parties hereto and by the appropriate Japanese authorities in order to implement their respective rights and duties under this Agreement.

          2. Unless terminated earlier in accordance with the provisions of Paragraph 3 or 4 below of this Article, this Agreement shall continue to be in full force and effect so long as NEWCO is in existence.

          3.   This Agreement shall terminate if:

          a) any party hereto commences relevant procedures for bankruptcy, insolvency, receivership, liquidation, or winding up of its affairs or such procedures are instituted by any third party against any of the parties hereto;

          b) any party shall be merged or consolidated or shall sell all or substantially all of its assets to a third party; or

          c) any party hereto materially violates any provision of this Agreement and fails to cure or remedy the same within forty-five
               (45) days after notice of such breach is provided to such party by any other party hereto; AND

MTC and GTC hereto agree to the termination of this Agreement and send a notice of such termination to the party which is subject of any of the acts set forth in clauses a) - c) of this Paragraph 3. The effective date of termination shall be the date upon which such notice of termination is dispatched.

          4.    NEWCO's "Total Quarterly Revenue Due MTC" is NEWCO's invoiced
                         -------------------------------
usage amount, as calculated quarterly, due MTC from NEWCO for services under
              -----------------------
this Agreement plus any amount due to MTC from end user customers signed by NEWCO and being invoiced directly by MTC. Usage is defined as the amount due to MTC for services generated by call record activity processed through the MTC switching network.

          MTC reserves the right to terminate this Agreement after one (1) year if customers signed by NEWCO have not achieved Total Quarterly Revenue Due MTC
                                               -------------------------------
in the twelfth (12) calendar month after the incorporation of NEWCO of $[ * ].
                                             -------------

* Confidential treatment requested; omitted portion filed separately with the Commission.

          5. This Agreement shall also terminate if and when the parties hereto agree to dissolve NEWCO.


Article 17.  Effect of Termination

     1.   If and when this Agreement has been terminated under Paragraph 3 of
Article 16, the parties hereto shall decide either to dissolve NEWCO or to receive the outstanding shares of NEWCO owned by the other parties hereto.

     2. If and when this Agreement has been terminated under Article 16, the parties hereto shall cause NEWCO to cease any use of the marks "MTC" upon the termination of this Agreement.

     3. If and when this Agreement has been terminated for any reason, the following shall occur:

          a.   MTC shall have the right of first refusal to purchase 100% of the
outstanding shares of NEWCO, "Purchase".   Such Purchase shall take place within
ninety (90) days of termination of this Agreement. Purchase price shall be NEWCO's book price, as determined by an independent auditing firm, with such firm agreed upon by MTC and GTC. If no agreement can be reached, MTC shall select a firm.

Article 18.  Ancillary Agreements

     1. GTC and MTC shall provide an unsecured credit facility to NEWCO in accordance with the basic terms set forth in Exhibit B and Such additional terms as may be agreed based on good faith negotiations between GTC and MTC.

     2. GTC shall, provide certain facilities and staff which GTC currently has available to assist NEWCO to start its business operations as set forth in Exhibit D.

     3. MTC shall, upon incorporation of NEWCO, provide products and technical support to NEWCO in accordance with the terms set forth in Exhibit C.

     4.   MTC shall, upon incorporation of NEWCO, appoint NEWCO as an MTC sales distributor and hardware manufacturer in Japan.

     5.   [ * ]

     6. GTC shall, as soon as practicable after incorporation of NEWCO , enter into an agreement with NEWCO to become a master affiliate (major distributor) of NEWCO's products and services, upon terms and conditions agreeable to both GTC and NEWCO.

* Confidential treatment requested; omitted portion filed separately with the Commission.

     7. MTC shall, upon incorporation of NEWCO, provide technical, engineering and other assistance to enable NEWCO to have MTC Matrix manufactured by third parties for use and sale by NEWCO in Japan and the other countries of Asia.

Article 19.  Other Provisions

     1. MTC and ASAP hereby represents and warrants that any of the provisions of this Agreement or any implementation thereof will not violate any of the United States laws.

     2. GTC hereby represents and warrants that any of the provisions of this Agreement or any implementation thereof will not violate any of the Japanese laws.

     3. GTC hereby appoints Mr. Shigeru Miki, Esq. as GTC's attorney-in-fact for the sole purpose of notification given on behalf of GTC, MTC and ASAP, pursuant to the Japanese Foreign Exchange and Foreign Trade Control Act.

     4. GTC, MTC and ASAP shall cause NEWCO to submit to the Japanese Fair Trade Commission ("FTC") the report on its holding shares of NEWCO within three
(3) months from the end of each and every fiscal year period of NEWCO under the Act concerning prohibition of private monopoly and maintenance of fair trade in Japan.

     5. NEWCO shall file the required reports with the Ministry of Posts and Telecommunications, pursuant with the requirements of foreign investment in Japan.

Article 20.  No Waiver of Rights

     All waivers hereunder must be made in writing, and failure at any time to require the other party's performance of any obligation under this Agreement shall not affect the right subsequently to require performance of that obligation. No waiver of any breach of any provision of this Agreement shall be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

Article 21.  Attorney's Fees

     If any action or arbitration proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorney's fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding and in enforcing any judgment or award obtained.

Article 22.  Severability

     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited or applicable law, such provision or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Article 23.  Subject Headings

     The subject headings of the Articles of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

Article 24.  Further Assurances

     The parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

     The parties agree that this Agreement may be modified from time to time as agreed by NEWCO's Board of Directors.

Article 25.  Entire Agreement

     1. This Agreement constitutes the entire agreement between the parties hereto and supersedes all previous negotiations, agreement, commitments in respect thereto.

     2. Any and all documents attached as Exhibits A through E hereto shall constitute part of this Agreement, provided, however, that if there are any discrepancies between any provisions of Exhibit A through E and the provisions of the main body of this Agreement, the provisions of the main body of this Agreement shall prevail and provisions of such Exhibits shall be ineffective to the extent of such discrepancy(ies).

     3. The parties agree to finalize and execute a side agreement(s) as deemed necessary, "Side Agreement" provided by MTC to the other parties within sixty (60) days of the execution of this Agreement.

Article 26.  Arbitration

     All disputes arising among the parties to this Agreement shall be resolved exclusively by arbitration in the country of the principal office of the party against which the claim is entered, in accordance with the arbitration rules of the arbitration associated in that location. Arbitration in Japan shall be conducted in Tokyo at and in accordance with the rules of the Japan Commercial Arbitration Association and arbitration in the United States shall be conducted in San Francisco, California at the International Committee of the American Arbitration Association in accordance with the rules of the American Arbitration Association.

     Judgment upon the award entered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

Article 27.  Governing Law and Languages

     This Agreement shall be governed by the laws of Japan. This Agreement shall be executed in English and Japanese languages and the text hereof in both languages shall be equally valid as among the parties hereof.

     IN WITNESS WHEREOF, the parties hereto having caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

     General Tsushin Kogyo Kabushiki Kaisha

     By:    Ikuo Kimura /s/
            ---------------

     Name:       Ikuo Kimura
                 -----------

     Title:      President, CEO
                 --------------


     MTC Telemanagement Corporation

     By:    Edward A. Brinskele /s/
            -----------------------

     Name:       Edward A. Brinskele
                 -------------------

     Title:      President, CEO
                 --------------


     Associated Strategic Alliance Partners

     By:    Steve E. Weiner /s/
            -------------------

     Name:       Steve E. Weiner
                 ---------------

     Title:      President, CEO
                 --------------

                                   EXHIBIT A


                           ARTICLES OF INCORPORATION
                           -------------------------

                           ARTICLES OF INCORPORATION

                                       OF

                                 MTC JAPAN Ltd.
                                 --------------



                  Duly Notarized on ___________________, 1994

                     in accordance with the approval of the
                                                        ---

                 Meeting of Promoters as of _____________, 1994

                           ARTICLES OF INCORPORATION
                                       OF
                                MTC JAPAN, Ltd.

                         CHAPTER I.  GENERAL PROVISIONS
                         ------------------------------

Article 1.  Corporate Name

          The name of the Company shall be EMU TI-SHI- JAPAN KABUSHIKIKAISHA (in
                                               --
"Katakana").  In English language it shall be known as MTC Japan Ltd.

Article 2.  Purposes

          The purposes of the Company shall be to:

   (1) Manufacture and distribute telecommunication equipment and telemanagement products and provide services in relation to the products;

   (2) Export and distribute telemanagement products and services in Japan and the other countries of Asia;

   (3) Manufacture telemanagement products for distribution in Japan and the other countries of Asia;

   (4) Act as MTC's exclusive service provider and hardware manufacturer and distributor in Japan and other countries of Asia; and

   (5) Undertake any and all businesses incidental to the foregoing activities (The purpose of the Company will be subject to further negotiation with the Legal Affairs Bureau.)

Article 3.  Location of Head Office

          The company shall have its head office in Shinjuku-ku, Tokyo.

Article 4.  Method of Public Notice

     Public notices of the Company shall be published in the Official Gazette.

                               CHAPTER II. SHARES

Article 5.     Number of Shares to be Issued

     The total number of shares authorized to be issued by the Company shall be eight thousand (800).

Article 6.     Amount of Each Share Having Par Value

     All shares to be issued by the Company shall have a par value of fifty thousand yet ((Yen)50,000).

Article 7.     Types of Share Certificates

     All share certificates to be issued by the Company shall be in registered and non-bearer form and in four (4) denominations of one (1) share certificate, ten (10) share certificate, fifty (50) share certificate and one hundred (100) share certificate.

Article 8.     Restriction on Transfer of Shares

     1. Transfers of shares of the Company shall require the approval of the board of directors.
     2. If the board of directors does not approve an application for a particular share transfer, the board of directors shall designate another transferee for such share transfer.

Article 9.     Share Handling

     The procedure for registration of transfer of shares, registration of pledge of shares, indication of trust estate, re-issue of share certificates and any other proceedings concerning share handling and relevant fees therefor shall be governed by Share Handling Regulations adopted by resolution of the board of directors.

Article 10.    Suspense of Alteration of Entries in the
               Register of Shareholders

     1. The Company shall suspend alterating any entry in the register of shareholders from the date following the end of each fiscal year to the date on which the ordinary general meeting of shareholders shall be completed.

     2. In addition to the preceding paragraph, whenever necessary, the Company may, by giving prior public notice, temporarily suspend alterating any entry in the register of shareholders or fix the record in accordance with a resolution of the board of directors.

                 CHAPTER III.  GENERAL MEETINGS OF SHAREHOLDERS

Article 11.    Procedures to Convene

     1. An ordinary general meeting of shareholders shall be convened within three (3) months following the end of each fiscal year period, and an extraordinary general meeting of shareholders shall be convened from time to time whenever necessary.

     2. The president shall convene a general meeting of shareholders pursuant to a resolution of the board of directors except as otherwise provided for in the laws and government laws and regulations.

Article 12.    Chairman of General Meetings

     The president shall act as the chairman at a general meeting of shareholders. When the president is unable to act as a chairman, one of other directors, in accordance with the order previously determined by a resolution of the board of directors, shall act as the chairman.

Article 13.    Matters to be Resolved at General Meeting

     The resolution of the following matters shall be made by unanimous agreement of all the shareholders present at general meeting of shareholders, including any vote by proxy:

     (1)  Any changes in the Articles of Incorporation;

     (2)  The amount of the remuneration of directors and auditor;

     (3)  Payment of dividends;

     (4) Approval of financial statements and other accounting documents for fiscal year period;

     (5) Acquisition, transfer (including the imposition of liens thereon), or disposition of any patents design patents, trademarks or other intellectual property.

Article 14.  Method of Resolution

     Except for the matters provided for in the preceding Article 13 and except as otherwise provided for in the laws or government laws and regulations, any resolutions of a general meeting of shareholders shall be adopted by a majority vote at a meeting at which shareholders holding shares representing of more than one half of the total number of the issued shares are present.

Article 15.  Exercise of Voting Rights by a Proxy

     A shareholder may exercise his vote by proxy. In such a case, the person holding the proxy shall submit to the Company a document evidencing power of representation at each general meeting of shareholders.

Article 16.  Minutes

     The substance of proceedings at a general meeting or shareholders and the results thereof shall be recorded in the minutes of the meetings, which shall be kept at the office of the Company after the chairman and the directors present have signed their names or affixed their names and seals thereto.

     2. A shareholder may have access to any minutes or other company records at any time during business hours of the Company and may make copies hereof.

                       CHAPTER 4, Directors and Auditors

Article 17.  Number of Directors and Auditors

     The Company shall have up to five (5) directors and one auditor.

Article 18.  Election of Directors and Auditors

     1. The directors and auditor of the Company shall be elected at a general meeting of shareholders.

     2.   The election of directors shall not be based on cumulative voting.

Article 19.  Term of Office

     1. The terms of office or directors shall expire at the close of the ordinary general meeting of shareholders held with respect to the settlement of accounts for the last fiscal year period ending within one (1) year after their assumption of office.

     2. The term of office of a director elected to fill a vacancy shall expire at the time when the term of office of the other directors then in office shall expire.

     3. The term of office of an auditor shall expire at the close of the ordinary general meeting of shareholders held with respect to the settlement of accounts for the last fiscal year period ending within three (3) years after their assumption of office.

Article 20.  Representative Director and Director with
             Managing Position

     1. The board of directors shall elect a President, one or more Senior Managing directors and Managing directors, among the directors.

     2. The President and Senior Managing Director shall represent the Company, respectively.

Article 21.  Procedures of Convening a Meeting of the
             Board of Directors

     1. The President shall convene a meeting of the board of directors, and act as a chairman of such meeting. When the President is unable to convene or act as a chairman, one of the other directors, in accordance with the order previously determined by a resolution of the board of directors shall convene a meeting of the board of directors and may act as a chairman.

     2. A notice of a meeting of the board of directors shall be dispatched to each director at least forty-five (45) days prior to the date of such meeting, provided, however, that the period of notice may be shortened or the notice may be dispensed with by the unanimous consent of all the directors.

Article 22.  Method of Adopting Resolution

     Resolutions of the meeting of the board of directors shall require the presence of not less than four fifth of all the directors and shall be adopted by a majority of the directors present at the meeting.

Article 23.  Remuneration for Directors and Auditors

     Remuneration of the directors and auditor shall be determined by the resolution of a general meeting of shareholders, respectively.

                              CHAPTER 4, Accounts

Article 24.  Fiscal Year Period and the Settlement of
             Accounts

     The fiscal year period of the Company shall commence on January 1 of each year and end on December 31 of the same year.

Article 25.  Disposition of Profit

     Except as otherwise provided for in the laws and government laws and regulatory, the profit for each fiscal year period shall be disposed of upon approval of a general meeting of shareholders.

Article 26.  Distribution of Dividends

     Dividends on shares shall be paid to shareholders or registered pledges appearing on the Register of shareholders as of the last day of each fiscal year period.

                            Supplementary Provision

Article 27.  Shares to be Issued upon Incorporation

     The total amount of shares to be issued at the time of incorporation of the Company shall be two hundred (200) shares having par value and the issue price of fifty thousand (50,000) yen per share.

Article 28.  Initial Fiscal Year Period

     The initial fiscal year period of the Company shall commence on the day of its incorporation and end on December 31, 1995.

Article 29.  The Initial Term of Office of Directors and
             Auditor

     The initial term of office of directors and auditor shall expire at the close of the ordinary general meeting of shareholders held with respect to the settlement of accounts for the last fiscal year period ending within one year after their assumption of office.

Article 30.  Promoters
     The names and addresses of the promoters and the number of shares subscribed to by such promoters upon incorporation are as follows:

     Promoters              Number of Shares
     ---------              ----------------

     (Name)                  one (1) share
     (Address)

     (Name)                  one (1) share
     (Address)

For the purpose of incorporation of said MTC Japan K.K., these Articles of Incorporation have been prepared and the promoters have hereinbelow set forth their names and addresses and affixed their seals:

     Promoters
     ---------

     (Name)
     (Address)

     (Name)
     (Address)

                                   EXHIBIT B

            UNSECURED CREDIT FACILITY TO BE PROVIDED BY GTC AND MTC
            -------------------------------------------------------

     Set forth below are the basic terms and conditions upon which GTC and MTC shall provide an initial unsecured credit facility to NEWCO in the total aggregate amount of (Yen) 100,000,000. Additional terms and conditions shall be agreed to by GTC, MTC and NEWCO in good faith, as soon as possible after the establishment of NEWCO.

1.   TOTAL AGGREGATE AMOUNT OF CREDIT FACILITY:
(Yen) 100,000,000

2. ADVANCES: Advances shall be made in increments of (Yen) 10,000,000, to be funded equally by MTC and GTC. Each advance shall be evidenced by a promissory note duly executed by NEWCO.

3.   TERM:  The term of the credit facility shall be ten years.

4.   LOAN FEES:  None.

5.   REPAYMENT AND INTEREST:

     (a) Interest on the unpaid principal amount of each advance shall accrue from the date of the advance until repaid in full at the fixed rate of three percent per annum, for the actual number of days elapsed.

     (b) No interest or principal shall be due and payable until a period of five years, calculated from the first day of the month following the month in which the advance is made, has elapsed ("Grace Period").

     (c) The principal amount of each advance shall be repaid in twenty equal quarterly installments in arrears, commencing on the last day of the first three calendar months after the end of the Grace Period.

     (d) Accrued interest during the Grace Period shall be repaid in 20 equal installments, together with the interest on the outstanding principal amount of each advance, on the same date as the repayment of the principal amount of the advance.

6.  Optional Prepayments:

   NEWCO may, upon at least one business day's prior written notice to GTC and MTC, prepay the outstanding principal amount of any advance in whole, provided that any such prepayment must be accompanied by payment of all accrued interest to the date of such prepayment on the amount prepaid.

                                   EXHIBIT C
               PRODUCTS SUPPLY AGREEMENT (Products and Services)
                             AND TECHNICAL SUPPORT


   Upon incorporation of NEWCO, MTC shall provide products and services to NEWCO, as requested by NEWCO, at the prices set forth below.

   1.  Products MTC shall initially provide to NEWCO shall include:

   (a) Matrix Boxes (both single and multi line).

   (b) As determined by MTC, Passport and related platform products at a cost equal to MTC's loaded carrier cost plus ten percent.

   2. MTC shall also provide NEWCO, promptly upon request, with complete technical support, including:

   (a) ESA Computer and software to provide communication facility to/from MTC make NEWCO operational in terms of order entry and customer service in Japan;

   (b) Sample data and specifications of MTC's billing software to allow third party customization of the billing/invoicing system for the Japanese market.

   (c) MTC shall use its best efforts, based upon production capacities, to provide NEWCO with up to 50 Matrix Boxes per month for a period of up to four
(4) months.

                                   EXHIBIT D
                  OFFICE FACILITY AND STAFFING PROVIDED BY GTC


   GTC shall provide the following office facility for NEWCO at the time of establishment of NEWCO.

   1.  Dedicated office space at the S&S Building, co-located with GTC.

   2. Furniture and office equipment to fully create an operational facility for NEWCO.

   3. On an as needed basis, staff support by assigning employees of GTC to assist NEWCO staff with daily operations.

   The above described facility shall be provided according to the following conditions:

   1. During the start-up period, defined as NEWCO able to perform at a better than break-even level (revenue exceeds expenses) for three successive months, at no cost.

   2. When NEWCO's business performance demonstrates the capability to pay "rent", a fee shall be negotiated in good faith between the management of GTC and NEWCO.

   3. When NEWCO's business performance demonstrates the capability to sustain dedicated office facilities in location outside the S&S Building, and it is determined beneficial to increasing marketshare, the management of NEWCO shall coordinate with the management of GTC a move to another building.

                                   EXHIBIT E


                                     [ * ]

* Confidential treatment requested; omitted portion filed separately with the Commission.

                                     [ * ]

* Confidential treatment requested; omitted portion filed separately with the Commission.

                                   MTC JAPAN
                                 February, 1995


                                    TABLE 1


QUARTER - YEAR 1                     1           2          3             4

TOTAL QUARTERLY REVENUE DUE MTC     [ * ]       [ * ]     [ * ]         [ * ]




QUARTER - YEAR 2                     1           2          3             4

TOTAL QUARTERLY REVENUE DUE MTC     [ * ]       [ * ]     [ * ]         [ * ]



* Confidential treatment requested; omitted portion filed separately with the Commission.